                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        White Mountains Insurance Group
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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

                            -------------------------
                                 Notice of 2002
                             Annual General Meeting
                            of Members (Shareholders)
                               and Proxy Statement
                            -------------------------

                     [WHITE MOUNTAINS INSURANCE GROUP LOGO]

Table of Contents

                                                                                                       Page
                                                                                                       ----
NOTICE OF 2002 ANNUAL GENERAL MEETING OF MEMBERS.................................................        2

PROXY STATEMENT..................................................................................        3

   PROPOSAL 1:  ELECTION OF COMPANY'S DIRECTORS .................................................        3

       Procedures for Nominating Directors.......................................................        6

       Voting Securities and Principal Holders Thereof...........................................        7

       Compensation of Directors.................................................................        9

       Compensation of Executive Officers........................................................       10

       Compensation Plans........................................................................       12

       Reports of the Committees on Executive Compensation.......................................       13

       Report of the Audit Committee.............................................................       16

       Fees Billed by the Company's Independent Auditor for Services Performed in 2001...........       16

       Member Return Graph.......................................................................       17

       Compensation Committee Interlocks and Insider Participation in Compensation Decisions            18

   PROPOSAL 2:  ELECTION OF DIRECTORS OF
                FUND AMERICAN REINSURANCE COMPANY, LTD...................................               18

   PROPOSAL 3:  ELECTION OF DIRECTORS TO ANY
                NEW NON-UNITED STATES OPERATING SUBSIDIARIES.............................               18

   PROPOSAL 4:  APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITOR...............................       18

   OTHER MATTERS.................................................................................       19

     White Mountains Insurance Group, Ltd. (the "Company" and, together with its subsidiaries, "White Mountains") is a Bermuda-domiciled insurance holding company. White Mountains' operations are conducted through its subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance.

     White Mountains' insurance operations principally include: (i) OneBeacon Insurance Group LLC ("OneBeacon", formerly CGU Corporation), a Boston-based property and casualty holding company and (ii) Folksamerica Holding Company, Inc. ("Folksamerica"), a New York-based property and casualty reinsurance holding company.

     The 2002 Annual General Meeting will be confined to a discussion and Member vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting. As in past years, management will provide Members and all interested parties with a summary of White Mountains' current operations at an informational meeting to be held at 10:00 a.m. Eastern Time on Thursday, May 23, 2002 at the Waldorf Astoria Hotel in New York City. Detailed instructions for participating in the informational meeting, either in person or via live web cast will be posted at www.whitemountains.com approximately 30 days in advance of the meeting.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                NOTICE OF 2002 ANNUAL GENERAL MEETING OF MEMBERS

                             TO BE HELD MAY 20, 2002

                                                   March 22, 2002

     Notice is hereby given that the 2002 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Monday, May 20, 2002, at 9:00 a.m. Atlantic Time at the Princess Hotel, Hamilton, Bermuda. At this meeting you will be asked to consider and vote upon the following proposals:

     1) to elect five of the Company's directors to Class II with a term ending 2005,

     2) to elect the Board of Directors of Fund American Reinsurance Company, Ltd., a wholly-owned reinsurance company organised under the laws of Bermuda,

     3) to elect the Board of Directors of any new non-United States subsidiary, as designated by the Company's Board of Directors,

     4) to approve the appointment of PricewaterhouseCoopers as the Company's Independent Auditor for 2002.

     The Company's audited financial statements for the year ended December 31, 2001, as approved by the Company's Board of Directors, will be presented at this Annual General Meeting.

     Members of record of Common Shares on the record date, Friday, March 22, 2002, (i) who are individuals, may attend and vote at the meeting in person or by proxy or (ii) which are corporations or other entities, may have their duly authorised representative attend and vote at the meeting in person or by proxy. A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning April 1, 2002 at the Company's registered office located at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda.

     All Members are invited to attend this meeting.

                                        By Order of the Board of Directors,

                                        Dennis P. Beaulieu
                                        Corporate Secretary

     MEMBERS ARE INVITED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD TO BE RETURNED TO WHITE MOUNTAINS INSURANCE GROUP, LTD., C/O EQUISERVE TRUST COMPANY, POST OFFICE BOX 8643, EDISON, NEW JERSEY 08818-9052, IN THE ENVELOPE PROVIDED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. MEMBERS WHO HOLD THEIR COMMON SHARES IN A BROKERAGE ACCOUNT, AN EMPLOYEE BENEFIT PLAN OR THROUGH A NOMINEE WILL LIKELY HAVE THE ADDED FLEXIBILITY OF VOTING THEIR SHARES BY TELEPHONE OR OVER THE INTERNET.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                                 PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 2002 Annual General Meeting of Members (the "2002 Annual Meeting"), to be held on May 20, 2002 at the Princess Hotel, Hamilton, Bermuda. The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Members on or about April 1, 2002.

     Holders of the Company's common shares ("Members"), par value $1.00 per share ("Common Shares"), as of the close of business on Friday, March 22, 2002, the record date, are entitled to vote at the meeting.

     You can ensure that your Common Shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Members who hold their Common Shares in a brokerage account, an employee benefit plan or through a nominee will likely have the added flexibility of voting their Common Shares by telephone or over the internet. A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 19). Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a written proxy executed by such Member and filed with the Corporate Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

     Sending in a signed proxy will not affect your right to attend the meeting and vote. If a Member attends the meeting and votes in person, his or her proxy is considered revoked.

                                   PROPOSAL 1

                       ELECTION OF THE COMPANY'S DIRECTORS

     The Board is divided into three classes (each a "Class"). Each Class serves a three-year term.

     At the 2002 Annual Meeting, John J. Byrne, Mark J. Byrne, George J. Gillespie, III, John D. Gillespie and Frank A. Olson are nominated to be elected to Class II with terms ending in 2005. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 2002 NOMINEES.

     The current Members of the Board and terms of each Class are set forth below:

------------------------------------------------------------
                                               Director
Director                            Age        since
------------------------------------------------------------
Class I - Term Ending in 2004
     Patrick M. Byrne               39         1997
     Steven E. Fass                 56         2000
     K. Thomas Kemp                 61         1994
     Gordon S. Macklin              73         1987
     Joseph S. Steinberg            58         2001
------------------------------------------------------------
Class II - Term Ending in 2002*
     John J. ("Jack") Byrne         69         1985
     Mark J. Byrne                  40         2001
     George J. Gillespie, III       71         1986
     John D. Gillespie              43         1999
     Frank A. Olson                 69         1996
------------------------------------------------------------
Class III - Term Ending in 2003
     Raymond Barrette               51         2000
     Howard L. Clark, Jr.           58         1986
     Robert P. Cochran              52         1994
     Arthur Zankel                  70         1992
============================================================

* Nominated at the 2002 Annual Meeting to a term ending in 2005.

     The following information with respect to the principal occupation, business experience, recent business activities involving White Mountains and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

CLASS I

     PATRICK M. BYRNE has been a director of the Company since 1997. Mr. Byrne serves as Chairman and CEO of Overstock.com, an internet shopping service.
Mr. Byrne formerly served as President and CEO of Fecheimer Bros. Co., a manufacturer of uniforms and accessories, from 1997 to 1999 and President and CEO of Centricut, LLC, a manufacturer of industrial torch consumable parts, from 1994 to 1999. Mr. Byrne's father, Jack Byrne, is Chairman of the Company.

     STEVEN E. FASS has been a director of the Company since 2000. Mr. Fass has served as President and Chief Executive Officer of Folksamerica and its subsidiaries including Folksamerica Reinsurance Company since 1984. He joined Folksamerica as its Vice President, Treasurer and Chief Financial Officer in 1980. Mr. Fass is a director of Olympus Re Holdings, Ltd.

     K. THOMAS KEMP has served as President of the Company since June 2001 and has been a director since 1994. Mr. Kemp previously served as Deputy Chairman from January 2000 to June 2001 and as the Company's President and CEO from 1997 to 2000 and served as Executive Vice President from 1993 to 1997 and its Vice President, Treasurer and Secretary from 1991 to 1993. Mr. Kemp is also a director of Fund American Reinsurance Company, Ltd., Folksamerica, Main Street America Holdings, Inc. and Amlin plc.

     GORDON S. MACKLIN has served as Deputy Chairman of the Company since June 2001 and has been a director of the Company since 1987. Mr. Macklin has formerly served as Chairman of White River Corporation, an information services company, from 1993 to 1998, as Chairman of Hambrecht and Quist Group, a venture capital and investment banking company, from 1987 until 1992, and as President of the National Association of Securities Dealers, Inc. from 1970 until 1987. He is Chairman of Fund American Reinsurance Company, Ltd., a director of Worldcom, Inc., Martek Biosciences Corporation, MedImmune Inc., Overstock.com and Spacehab, Inc., and is a trustee, director or managing general partner (as the case may be) of 48 of the investment companies in the Franklin Templeton Group of Funds.

JOSEPH S. STEINBERG has been a director of the Company since June 2001. Mr. Steinberg has served as the President of Leucadia National Corporation since 1978. Mr. Steinberg is also a director of Allcity Insurance Company, MK Gold Company and Jordan Industries, Inc. In addition, Mr. Steinberg is Chairman of Olympus Re Holdings, Ltd., Olympus Reinsurance Company Ltd. and HomeFed Corporation.

CLASS II

     JOHN J. ("JACK") BYRNE was appointed CEO of the Company in February 2002 and has served as Chairman of the Company since 1985. Mr. Byrne formerly served as Chairman of the Board of Managers of OneBeacon from June 2001 to December 2001, as CEO of the Company from January 2000 to June 2001, as President and CEO of the Company from 1990 to 1997 and as CEO from 1985 to 1990. Mr. Byrne is a manager of OneBeacon and also serves as a director of Folksamerica, Overstock.com and as Chairman of Montpelier Re Holdings Ltd. Two of Mr. Byrne's sons, Patrick Byrne and Mark Byrne, are also directors of the Company.

     MARK J. BYRNE was appointed a director of the Company in November 2001. He serves as President and Chief Executive Officer of West End Capital Management Limited ("West End"). Mr Byrne was Chief Executive Officer of General Re Financial Products from March 2000 to February 2002 and, prior to forming West End, held a variety of trading and management positions at Salomon Brothers, Pacific Investment Management Company, Lehman Brothers Inc. ("Lehman") and Credit Suisse First Boston. He is a director of Markel Corporation. Mr. Byrne's father, Jack Byrne, is Chairman of the Company.

     GEORGE J. GILLESPIE, III has been a director of the Company since 1986.
Mr. Gillespie has been a Partner in the law firm of Cravath, Swaine & Moore ("CS&M") since 1963. He is also a director of The Washington Post Company. CS&M has been retained by White Mountains from time to time to perform legal services. See "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."
Mr. Gillespie's son, John Gillespie, is also a director of the Company.

     JOHN D. GILLESPIE has served as Managing Director of OneBeacon since June 2001 and has been a director of the Company since 1999. He is also the founder and Managing Partner of his own investment firm, Prospector Partners, LLC ("Prospector"), in Hartford, Connecticut. Prior to forming Prospector,
Mr. Gillespie was President of the T. Rowe Price Growth Stock Fund and the New Age Media Fund, Inc. Mr. Gillespie is a manager of OneBeacon and also serves as a director of Folksamerica and Montpelier Re Holdings Ltd. White Mountains owns limited partnership investment interests which are managed by Mr. Gillespie. See "Certain Relationships and Related Transactions." Mr. Gillespie's father,
George Gillespie, is also a director of the Company.

     FRANK A. OLSON has been a director of the Company since 1996. He serves as Chairman of The Hertz Corporation ("Hertz"). Mr. Olson served as the CEO of Hertz from 1977 to 1999 and has been with that company since 1964. He is also a director of Amerada Hess Corporation and Becton Dickinson and Company.

CLASS III

     RAYMOND BARRETTE has served as Managing Director and Chief Executive Officer of OneBeacon since June 2001, serving as Chairman of its Board of Managers since December 2001, and has been a director of the Company since 2000. Mr. Barrette formerly served as President of the Company from 2000 to June 2001 and served as Executive Vice President and Chief Financial Officer of the Company from 1997 to 2000. He was formerly a consultant with Tillinghast-Towers Perrin from 1994 to 1996 and was with Fireman's Fund Insurance Company from 1973 to 1993. Mr. Barrette is also Chairman of Folksamerica and serves as a director of Montpelier Re Holdings Ltd.

     HOWARD L. CLARK, Jr. has been a director or advisor to the Board since 1986. He is currently Vice Chairman of Lehman and was Chairman and CEO of Shearson Lehman Brothers Inc. from 1990 to 1993. Prior to joining Shearson Lehman Brothers Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of American Express. He is also a director of Lehman Brothers, Maytag Corporation, H Power Corp. and Walter Industries, Inc. Lehman provides various services to White Mountains from time to time. See "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     ROBERT P. COCHRAN has been a director of the Company since 1994.
Mr. Cochran was a founding principal of Financial Security Assurance Holdings Ltd. ("FSA") and has served FSA in various capacities since 1985. He has been President and CEO and a director of FSA since 1990 and became Chairman in 1997. He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd.

     ARTHUR ZANKEL has been a director or advisor to the Board since 1992. He served as a General Partner of First Manhattan Co. from 1965 to 1999 and was Co-Managing Partner of First Manhattan from 1979 to 1997. Mr. Zankel is currently Senior Managing Member of High Rise Capital Management LP. See "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions." Mr. Zankel is also a director of Citigroup, Inc. and AbleCo.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, comprised of Messrs. Clark, Olson, Steinberg and Zankel, has general responsibility for the oversight and surveillance of the accounting, reporting and financial control practices of White Mountains. The Audit Committee annually reviews the qualifications of the Independent Auditor, makes recommendations to the Board as to their selection and reviews the plan, fees and results of their audit. Mr. Clark is Chairman of the Audit Committee.

     The Compensation Committee, comprised of Messrs. Patrick Byrne, Cochran, Olson, Steinberg and Zankel, oversees White Mountains' share-based compensation and benefit policies and programs, including administration of the White Mountains Insurance Group Long-Term Incentive Plan (the "Incentive Plan") and related non-qualified deferred compensation plans. Mr. Cochran is Chairman of the Compensation Committee.

     The Human Resources Committee, comprised of Messrs. Patrick Byrne, Clark, Cochran, George Gillespie, Olson, Steinberg and Zankel, sets the annual salaries and bonuses for officers and certain other key employees. Mr. Cochran is Chairman of the Human Resources Committee.

     The Investment Committee is an advisory committee to the Board and is comprised of Messrs. Barrette, Jack Byrne, John Gillespie, Kemp, Zankel, certain Members of senior management and investment professionals. The Investment Committee formulates the Company's investment policy and oversees all the Company's significant investing activities. John Gillespie is Chairman of the Investment Committee. On June 1, 2001, the responsibilities of the Investment Committee were delegated to a new Investment Committee established at OneBeacon.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2001 the following meetings of the Board were held: six meetings of the full Board, one meeting of the Audit Committee, two meetings of the Compensation Committee, one meeting of the Human Resources Committee and one meeting of the Investment Committee. In 2001 each director attended more than 75% of all meetings of the Board including its various committees, except
Mr. Barrette who was unable to attend the meeting of the Investment Committee.

     During 2001 there were three additional meetings of the Audit Committee held solely to review the Company's quarterly financial information prior to the release of such information to the public. At such meetings, the Company encourages the participation of all members of the Audit Committee but only requires participation by its Chairman. Mr. Clark attended all such meetings during 2001.

                      PROCEDURES FOR NOMINATING DIRECTORS

     Under the Company's Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a "Qualified Member"). A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member's intent to make such nomination is delivered to the Secretary not later than: (i) with respect to an election to be held at an annual general meeting 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (ii) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Members.

     Each such notice shall set forth: (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Member is a holder of record of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Member and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (d) such other information regarding each nominee proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the "SEC") had each such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each such nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                            VOTING RIGHTS OF MEMBERS

     As of March 22, 2002, there were 8,284,181 Common Shares outstanding. Members of record of Common Shares shall be entitled to one vote per Common Share, provided that if and so long as the votes conferred by "Controlled Common Shares" (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding Common Shares of the Company, each outstanding Common Share comprised in such Controlled Common Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

                       [(T divided by 10)-1] divided by C

     Where: "T" is the aggregate number of votes conferred by all the outstanding Common Shares; and "C" is the number of votes conferred by the Controlled Common Shares of such person.

     "Controlled Common Shares" in reference to any person means:

                  (i) all Common Shares directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States of America; and

                  (ii) all Common Shares directly, indirectly or constructively owned by any person or "group" of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that this clause
                        (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

     The limitations set forth above do not apply to any Member which is a "Byrne Entity" (as defined below) for any matter submitted to the vote of Members, except with respect to the election of directors. "Byrne Entity" means any of Mr. Jack Byrne, any foundation or trust established by Messrs.
Jack Byrne, Mark Byrne, Patrick Byrne, and any associate or affiliate of any of them (or any group of which any of them is a part), as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended.

     If, as a result of giving effect to the forgoing provisions or otherwise, the votes conferred by the Controlled Common Shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding Common Shares, the votes conferred by the Controlled Common Shares of such person shall be reduced in accordance with the foregoing provisions. Such process shall be repeated until the votes conferred by the Controlled Common Shares of each person represent less than 10% of the votes conferred by all Common Shares.

                       PRINCIPAL HOLDERS OF COMMON SHARES

     To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of Common Shares outstanding as of March 22, 2002, except as shown below. Common Shares are the only class of the Company's securities that are eligible to vote.

-----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                      Common Shares          Percent of
Name and address of beneficial owner                                         beneficially owned (a)           Class (b)
-----------------------------------------------------------------------------------------------------------------------
Berkshire Hathaway Inc.  1440 Kiewit Plaza, Omaha, NE  68131                              1,714,285               17.1%
Franklin Mutual Advisers LLC   51 JFK Parkway, Short Hills, NJ  07078 (c)                 1,184,246               14.3%
Jack Byrne   28 Gates Street, White River Junction, VT 05001 (d)                          1,150,101               13.9%
-----------------------------------------------------------------------------------------------------------------------

(a) The Common Shares shown as beneficially owned by Berkshire Hathaway Inc. ("Berkshire") represent Common Shares issuable upon the exercise of warrants to acquire Common Shares. Berkshire cannot vote the Common Shares underlying the warrants until they are exercised.
(b) Represents the percentage of total Common Shares outstanding at March 22, 2002 for all holders shown above except Berkshire. For Berkshire, this figure represents Berkshire's percentage of all Common Shares outstanding assuming the exercise of its warrants to acquire 1,714,285 Common Shares which are currently exercisable.
(c) The Common Shares beneficially owned by Franklin Mutual Advisors LLC were acquired for investment purposes on behalf of client investment advisory accounts.
(d) Includes 650,000 Common Shares owned directly by the Jack Byrne 2001 GRAT No. 1 which are deemed to be indirectly beneficially owned by Mr. Byrne. Does not include 25,000 unearned Restricted Common Shares ("Restricted Shares") and 53,863 Common Shares contributed to trusts and charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.

         BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 22, 2002, beneficial ownership of Common Shares by each director of the Company, by certain named Executive Officers, and by all Directors and Executive Officers as a group.

------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Common Shares owned
                                                                          ----------------------------------------------
 Directors and Executive Officers                                         Beneficially(a)(b)          Economically(c)
------------------------------------------------------------------------------------------------------------------------
 Raymond Barrette                                                               29,384                      104,942
 Jack Byrne (d)                                                              1,150,101                    1,205,101
 Mark J. Byrne                                                                 196,031                      196,031
 Patrick M. Byrne                                                              236,008                      236,008
 Howard L. Clark, Jr.                                                            1,000                        1,000
 Robert P. Cochran                                                              25,000                       25,000
 Steven E. Fass                                                                  5,315                       19,015
 George J. Gillespie, III                                                        1,000                        1,000
 John D. Gillespie (e)                                                         101,676                      135,676
 K. Thomas Kemp                                                                 93,141                      111,227
 Gordon S. Macklin                                                              15,000                       17,000
 Frank A. Olson                                                                  3,000                        3,000
 James J. Ritchie                                                                    2                       16,600
 Joseph S. Steinberg (f)                                                             0                            0
 Arthur Zankel                                                                  11,600                       11,600
 All Directors and Executive Officers as a group (18 persons) (g)            1,873,762                    2,113,706
========================================================================================================================

(a) The Common Shares beneficially owned by Messrs Jack Byrne, Mark Byrne, Patrick Byrne, John Gillespie, Kemp and all Directors and Executive Officers as a group represent 13.9%, 2.4%, 2.8%, 1.2%, 1.1% and 22.6% of the total Common Shares outstanding at March 22, 2002, respectively. All other Directors and Executive Officers beneficially owned less than 1% of the total Common Shares outstanding at that date. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.
(b) Includes vested and unexercised options ("Options") to acquire 1,465 and 1,800 Common Shares for Messrs. Barrette and Fass, respectively. Excludes unearned Restricted Shares.
(c) Incremental Common Shares shown as economically owned by Directors and Executive Officers represent unearned performance share awards, unvested Option awards, unearned Restricted Shares and earned phantom shares on compensation deferred.
(d) Does not include 53,863 Common Shares contributed to trusts and charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(e) Includes 100,000 Common Shares owned by various funds of Prospector in which Mr. Gillespie is either general manager or investment manager.
     Mr. Gillespie disclaims beneficial ownership of such Common Shares owned by Prospector except to the extent of his pecuniary interest in such funds.
(f) Does not include any interest in 375,000 Common Shares (approximately 4.5% of the total Common Shares outstanding) owned by Leucadia. Mr. Steinberg is the President of Leucadia and, together with certain family members,
     Mr. Steinberg currently beneficially owns approximately 16.7% of the common shares of Leucadia. By virtue of his beneficial ownership of Leucadia, Mr. Steinberg may be deemed to be the indirect beneficial owner of his pro rata share of the Common Shares owned by Leucadia.
(g) Includes, in addition to the listed Directors and Executive Officers, Common Shares owned by: (i) John P. Cavoores, OneBeacon's President and Chief Operating Officer who became an Executive Officer in February 2002,
     (ii) Dennis P. Beaulieu, the Company's Treasurer and Corporate Secretary, and (iii) J. Brian Palmer, the Company's Chief Accounting Officer.
     Messrs. Beaulieu and Palmer were Executive Officers during 2001.

                            COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

     Messrs. Patrick Byrne, Clark, Cochran, George Gillespie, Olson, Steinberg and Zankel each received a retainer of $60,000 during 2001 and fees of $1,000 for each Board meeting and committee meeting attended through October 2001 and $2,000 per Board meeting and committee meeting thereafter. The annual retainer relates to the twelve month period from May 2001 to May 2002. Mr. Mark Byrne received a prorated retainer of $25,000 which relates to the five month period from December 2001 to May 2002. Messrs. Clark and Cochran also received additional retainers of $5,000 and $10,000 during 2001 for their roles as Chairman of the Audit Committee and Chairman of the Compensation and Human Resources Committees, respectively. Messrs. Jack Byrne, Barrette, Fass,
John Gillespie, Kemp and Macklin did not receive compensation for their role as a director during 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following tables set forth certain information regarding the salary, incentive compensation and benefits paid by White Mountains with respect to 2001 to its President (its Principal Executive Officer), its four most highly compensated Executive Officers and two former Executive Officers (collectively, the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------------------
                                                                              Long-Term Compensation
                               -----------------------------------   ------------------------------------
                                       Annual Compensation                    Awards            Payouts
                               -----------------------------------   ----------------------   -----------
                                                             Other   Restricted
                                                            Annual        Share  Securities                  All Other
        Name and                                           Compen-       Awards  Underlying          LTIP      Compen-
     Principal Position    Year  Salary($)    Bonus ($)  sation($)       ($)(a) Options (#)   Payouts ($) sation ($)(b)
----------------------------------------------------------------------------------------------------------------------
K. THOMAS KEMP             2001   $269,615   $        0  $       0   $1,896,000           0    $5,940,000     $ 63,247
President                  2000    182,000       75,000          0            0           0             0      129,900
                           1999    400,000    1,308,809          0            0           0     2,600,000      269,490
----------------------------------------------------------------------------------------------------------------------
JOHN D. GILLESPIE          2001    400,000      110,000          0    1,384,000           0             0        3,219
Managing Director of       2000          0            0          0            0           0             0            0
  OneBeacon                1999          0            0          0            0           0             0            0
----------------------------------------------------------------------------------------------------------------------
JACK BYRNE                 2001    398,077            0          0    8,650,000           0             0       43,674
Chairman                   2000    282,692      350,000          0            0           0             0        9,100
                           1999          0            0          0            0           0             0            0
----------------------------------------------------------------------------------------------------------------------
RAYMOND BARRETTE           2001    398,077            0          0    7,044,500           0     3,960,000       44,766
Chairman and CEO of        2000    333,654      350,000          0            0       9,000             0       15,627
  OneBeacon                1999    262,692    1,278,776          0            0           0     1,105,000      462,291
----------------------------------------------------------------------------------------------------------------------
JAMES J. RITCHIE           2001    300,422            0          0      346,000           0             0       40,167
Managing Director and CFO  2000          0            0          0            0           0             0            0
  OneBeacon                1999          0            0          0            0           0             0            0
----------------------------------------------------------------------------------------------------------------------
DAVID G. STAPLES           2001    165,288       13,200          0    1,348,000           0     1,320,000        9,923
Vice President of          2000    147,308      150,000          0            0       9,000             0        5,169
   OneBeacon (c)           1999    135,077    1,081,313          0            0           0       520,000       19,489
----------------------------------------------------------------------------------------------------------------------
REID T. CAMPBELL           2001    124,519       15,000          0    1,348,000           0     1,320,000        7,807
Vice President of          2000    108,077      150,000          0            0       9,000             0        6,177
  OneBeacon (c)            1999     99,077      129,918          0            0           0       520,000       14,816
----------------------------------------------------------------------------------------------------------------------

(a) Represents the value of 2001 Restricted Share awards as of their respective award dates. Restricted Shares vest approximately two years from the date of grant based on continuous service by the employee throughout such period. Holders of Restricted Shares are entitled to receive Common Share dividends and such amounts are included in All Other Compensation above. Restricted Shares awarded in February 2001 (vesting December 2002) to Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were 5,000; 0; 0; 3,750; 0; 1,000 and 1,000 shares, respectively.
     Restricted Shares awarded in June 2001 (vesting June 2003) to
     Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were 1,000; 4,000; 25,000; 17,000; 1,000; 3,000 and 3,000 shares, respectively. The aggregate value as of December 31, 2001 of all outstanding Restricted Shares awarded during 2001 held by Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were $2,088,000; $1,392,000; $8,700,000; $7,221,000; $348,000; $1,392,000 and $1,392,000,
     respectively.
(b) Amounts include, when applicable, 401(k) Savings Plan employer matching contributions (which did not exceed $10,200 per individual), dividends on Restricted Shares, principal credited to a former non-qualified deferred compensation plan (applicable only for 1999), director fees and retainers paid by companies in which White Mountains is entitled to board representation and imputed income items relating to corporate-provided housing, personal use of White Mountains' aircraft and the value of life insurance provided in excess of $50,000 of coverage. The amounts for 2001 relating to such imputed income items for Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were $2,095; $450; $43,674; $30,816; $38,090; $250 and $139, respectively. The amounts for 2001, 2000 and 1999 relating to director fees and retainers of affiliates include $45,952; $119,700 and $71,650 for Mr. Kemp, $0; $9,100 and $0 for Mr. Byrne
     and $0; $9,685 and $22,450 for Mr. Barrette. The 1999 amount for
     Mr. Barrette also includes $42,545 in reimbursements principally associated with a Company-sponsored relocation and a $351,917 phantom stock award resulting from the sale of the Company's former mortgage operations.
(c) As a result of the OneBeacon acquisition, on June 1, 2001 Messrs. Staples and Campbell no longer met the definition of an Executive Officer.

                        OPTION GRANTS IN LAST FISCAL YEAR

     No Options were granted to Named Executive Officers during 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes, for the Named Executive Officers, Options exercised during the Company's latest fiscal year, and the number and in-the-money value of Options outstanding as of the end of the fiscal year.

---------------------------------------------------------------------------------------------------------------------------
                                                                                 As of December 31, 2001
                                                           --------------------------------  ------------------------------
                                                            Number of Securities Underlying    Value of Unexercised In-the-
                                                             Unexercised Options at Fiscal                 Money Options at
                           Year ended December 31, 2001                        Year-End (#)             Fiscal Year-End ($)
                          ------------------------------   --------------------------------  ------------------------------
                           Common Shares           Value
Name                            Acquired    Realized ($)     Exercisable      Unexercisable   Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
K. Thomas Kemp                         0     $         0               0                  0   $         0     $           0
John D. Gillespie                      0               0               0                  0             0                 0
John J. Byrne                          0               0               0                  0             0                 0
Raymond Barrette                     335          78,005           1,465              7,200       336,627         1,654,412
James J. Ritchie                       0               0               0                  0             0                 0
David G. Staples                       0               0           1,800              7,200       413,603         1,654,412
Reid T. Campbell                       0               0           1,800              7,200       413,603         1,654,412
---------------------------------------------------------------------------------------------------------------------------

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table summarizes the Incentive Plan awards made to the Named Executive Officers during the latest fiscal year exclusive of awards of Restricted Shares which have been presented in the Summary Compensation Table. The Long-Term Incentive awards presented below consisted of performance shares. A performance share derives its value from the market value of a Common Share when earned.

---------------------------------------------------------------------------------------------------------------------

                                                               Performance          Estimated Future Payouts (a)
                                                  Number of     period for    ---------------------------------------
Name                                       Common Shares (#)        payout    Threshold (#)   Target (#)  Maximum (#)
---------------------------------------------------------------------------------------------------------------------
K. Thomas Kemp                                         2,000        3 yrs.                0        2,000        4,000
John D. Gillespie                                     15,000        3 yrs.                0       15,000       30,000
John J. Byrne                                         15,000        3 yrs.                0       15,000       30,000
Raymond Barrette                                      15,000        3 yrs.                0       15,000       30,000
James J. Ritchie                                       8,600        3 yrs.                0        8,600       17,200
David G. Staples                                       3,000        3 yrs.                0        3,000        6,000
Reid T. Campbell                                       2,500        3 yrs.                0        2,500        5,000
---------------------------------------------------------------------------------------------------------------------

(a) Performance shares are payable upon completion of pre-defined business goals and are valued based on the market value of Common Shares at the time awards are earned. With respect to all of the 2001 performance shares awarded to Messrs. Kemp, Staples and Campbell and 50% of the 2001 performance shares awarded to Messrs. Byrne, Barrette, Gillespie and Ritchie, "Target" performance is the attainment of a corporate annualized return on equity ("ROE") of 12.1% after tax as measured by the Company's growth in its intrinsic business value. With respect to 50% of the 2001 performance shares awarded to Messrs. Byrne, Barrette and Ritchie, "Target" performance is the attainment of an insurance operations trade ratio of 105% (the "Trade Ratio") on OneBeacon's core insurance operations. With respect to 50% of the 2001 performance shares awarded to Mr. Gillespie, "Target" performance is the attainment of a return on invested assets of 100 basis points over the applicable return on the two-year United States treasury bill. See "Reports of the Compensation Committees on Executive Compensation-Compensation Committee" for additional information concerning the 2001 awards of performance shares to the Named Executive Officers which includes a discussion of the criteria for "Threshold" and "Maximum" determinations.

                               COMPENSATION PLANS

PENSION PLANS. Employees of OneBeacon are eligible to receive retirement benefits under a qualified defined benefit pension plan sponsored by OneBeacon (the "Pension Plan"). The Pension Plan provides OneBeacon's employees with annual retirement income beginning at age 65 equal to the product of (x) the total number of years of participation in the Pension Plan (but not more than 40 years) and (y) 1.3% of the average annual compensation for the highest consecutive 60 month period in the 120 month period prior to retirement ("Final Average Compensation") plus .45% of such Final Average Compensation in excess of Social Security Covered Compensation as defined by the Internal Revenue Service.

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the United States Internal Revenue Code, impose maximum limitations on the annual amount of pension benefits which may be paid under the Pension Plan. As a result, OneBeacon also sponsors a non-qualified supplemental retirement plan (the "Supplemental Pension Plan") which provides additional retirement benefits to highly-paid employees and their beneficiaries. Retirement benefits provided under the Supplemental Pension Plan represent the difference between (a) the benefits which would be payable to such persons under the Pension Plan without taking into consideration the limitations imposed by ERISA and the Internal Revenue Code and (b) the maximum annual benefits to which such persons are entitled under the Pension Plan by reason of such limitations.

     Remuneration covered by the Pension Plan and the Supplemental Pension Plan includes salary and, to a lesser extent annual bonus. Long-term incentive awards under the Incentive Plan are excluded from all pension benefits provided by OneBeacon. Due to the timing of the OneBeacon acquisition, at December 31, 2001, Messrs. Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell each had only ..6 years of credited service with OneBeacon for purposes of accruing pension benefits, therefore, their respective accrued pension benefits were insignificant. Mr. Kemp, as an employee of the Company, is not eligible to receive pension benefits.

DEFERRED COMPENSATION PLANS. The Named Executive Officers are eligible to participate in various unfunded, nonqualified plans for the purpose of deferring current compensation for retirement savings (the "Deferred Compensation Plans"). Pursuant to the Deferred Compensation Plans, participants may defer all or a portion of qualifying remuneration payable by the Company or OneBeacon which can be invested in various investment options generally available to the investment community. Amounts credited to the deferred compensation accounts of such individuals have been included in the Summary Compensation Table.

OTHER COMPENSATION ARRANGEMENTS

     Pursuant to the Incentive Plan, under some circumstances Options may become fully exercisable, Restricted Shares may immediately vest and performance shares may become partially or fully payable. Such circumstances are more fully described in the Incentive Plan.

     Pursuant to an employment agreement dated December 6, 2000, Mr. Ritchie is entitled to receive his annual base salary of $300,000 should OneBeacon end his employment for any reason prior to December 31, 2002.

     Pursuant to an employment agreement dated January 1, 2001, Mr. John Gillespie is entitled to receive an annual base salary of $400,000, an annual bonus of up to 200% of his base salary, minimum grants of performance shares, participation in employee benefit and fringe benefit plans and an indemnity. Under this agreement, Mr. Gillespie may continue his active involvement with his investment management business, Prospector, so long as Mr. Gillespie devotes the requisite time required to fulfill his responsibilities to OneBeacon. The agreement specifies procedures pursuant to which Prospector's funds have the ability to invest first in opportunities appropriate for both White Mountains and such funds. Either party can terminate the employment agreement upon 30 days notice, and upon termination Mr. Gillespie is entitled to accrued compensation and a cash payment equal to a pro rated value of his unearned performance share awards.

     Pursuant to revenue sharing agreements, Mr. Gillespie has agreed to pay White Mountains a portion of the revenues and distributions allocable to him in connection with his investment management business, in return for White Mountains agreeing to pay the operational expenses of his investment management companies. During 2001, White Mountains received a net payment of $504,600 from Mr. Gillespie under such revenue sharing agreements. In addition, in September 2001, White Mountains entered into a five-year lease at a market-based rate for a building owned by Mr. Gillespie and trusts for the benefit of members of his family. At December 31, 2001, White Mountains had $82 million invested in funds managed by Prospector.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Clark is Vice Chairman of Lehman. Lehman has, for a number of years, provided investment banking services to White Mountains. Lehman was the arranger, the administrative agent and a lender under the $875.0 million credit facility used to acquire OneBeacon.

     Mr. George Gillespie is a partner at CS&M. CS&M has, for many years, provided legal services to White Mountains.

     White Mountains owns limited partnership investment interests which are managed by Mr. John Gillespie. See "Other Compensation Agreements."

     At December 31, 2001, White Mountains had limited partnership investment interests in High Rise Partners, L.P. White Mountains also owns investments that are managed by High Rise Capital Management L.P., of which Mr. Zankel is the senior Managing Member.

     White Mountains believes that the above transactions were on terms that were reasonable and competitive and, in the case of Lehman, were obtained through a competitive bid process. White Mountains believes that such transactions did not serve to impair the independence of any of the parties involved. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.

               REPORTS OF THE COMMITTEES ON EXECUTIVE COMPENSATION

     The Human Resources Committee and the Compensation Committee (collectively, the "Committees") are comprised entirely of non-employee directors. The Committees are responsible for developing, administering and monitoring the executive compensation policies of the Company and OneBeacon. Salary and bonus compensation for the Named executive Officers is established by the Human Resources Committee. Share-based compensation (performance shares, Options and Restricted Shares) is established by the Compensation Committee.

     White Mountains' executive compensation policies are designed with one goal in mind - maximization of Member value over long periods of time. The Committees believe that this goal is best pursued by utilising a pay-for-performance program which serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize Member value. Through this compensation program, the Committees seek to maximize Member value by aligning closely the financial interests of White Mountains' management with those of its Members.

     The Committees believe that the most appropriate measure of Member value created (or lost) is the Company's ROE as measured by growth in its intrinsic value. In determining intrinsic value, the Committees will consider growth in economic value per share with some attention to growth in tangible book value per share, market value per share and such other relevant values, as the Committees may determine, in reaching a balanced conclusion about performance. This proprietary measure is viewed by management and the directors as being a conservative measure of the economic value of White Mountains and includes the cost of all projected compensation awards. The Committees believe that, over long periods of time, maximizing the Company's ROE will optimize Member returns.

     The Committees believe that the performance-based compensation for key employees should be payable only if the Company achieves truly superior returns for its Members. Therefore, the target of many of White Mountains' performance-based compensation programs are directly linked to achievement of an annualized ROE at least equal to the market yield available from a ten- year United States Treasury note plus 700 basis points, or currently 12%. The Committees believe that this return is a challenging target for the Company in its current form.

     Compensation of White Mountains' management team, including the Named Executive Officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards.

HUMAN RESOURCES COMMITTEE

BASE SALARY. Base salary for each Named Executive Officer is established annually, on or about March 1. When establishing base salaries of the Named Executive Officers, the Human Resources Committee considers numerous factors including each Named Executive Officer's qualifications, corporate responsibilities, performance since their last salary adjustment and, except for the CEO, the recommendations of the CEO.

ANNUAL BONUS. For 2001 the target annual bonus pool for the Named Executive Officers was equal to 50% of eligible base salary at a 12.1% annual ROE with no bonus pool resulting from a ROE of 5.1% or less. When establishing the aggregate size of the annual bonus pool, the Human Resources Committee considers numerous factors including performance versus the objectives set forth in the Company's Annual Business Plan, in particular the Company's financial performance for the latest fiscal year as measured by ROE, and the recommendations of the CEO

     After establishing the aggregate size of the annual bonus pool, the Human Resources Committee then considers the distribution of the bonus pool among the key employees. Each participant's allocation of the pool is determined after considering numerous factors including individual achievements as compared to objectives included in the Annual Business Plan, the contribution of such achievements to the Company's overall financial performance and the recommendations of the CEO.

     The CEO typically receives an annual bonus equal to the average bonus percentage received by all officers eligible to participate in the bonus pool.

     For 2001 the Human Resources Committee determined that the financial results of the Company did not warrant a bonus pool. The principal factor considered by the Human Resources Committee in making this determination was the Company's 2001 ROE performance which was determined to be below the threshold of 5.1%, as measured by its change in economic value per Common Share, versus a 12.1% target ROE.

     In light of the completion of the OneBeacon transaction and favorable investment results attained during 2001, the Human Resources Committee created a modest special purpose bonus pool for a select group of employees pursuant to which Messrs. John Gillespie, Staples and Campbell received $110,000, $13,200 and $15,000, respectively. No other Named Executive Officers received a bonus for 2001.

ROBERT P. COCHRAN, CHAIRMAN
PATRICK M. BYRNE
HOWARD L. CLARK, JR.
GEORGE J. GILLESPIE, III
FRANK A. OLSON
JOSEPH S. STEINBERG
ARTHUR ZANKEL

COMPENSATION COMMITTEE

LONG-TERM INCENTIVE AWARDS. The Incentive Plan provides for granting various types of share-based incentive awards including Restricted Shares, Options and performance shares to the Named Executive Officers and certain other key employees of the Company and its subsidiaries.

     Over the past several years the Company has consistently used performance shares in its long-term compensation plans. Performance shares are payable only upon completion of pre-defined business goals and are valued based on the market value of Common Shares at the time awards are earned.

     For 2001, the Compensation Committee determined that awards of Restricted Shares would be an effective supplement to performance share grants and would provide an effective means of retention in the form of long-term incentive compensation to certain key employees.

     The Compensation Committee believes that awards of performance shares are an attractive method of providing incentives for management to strive to maximize Member value over the long term. This belief is predicated on the following factors: (i) such awards are earned over multi-year periods; (ii) such awards are generally made in the form of Common Shares or derivatives thereof, which helps to align the interests of management with those of the Company's Members; and (iii) performance shares are contingent upon the achievement of a 12.1% ROE over the applicable performance period which further aligns the interests of management and the Company's Members.

     In 2001 Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were granted 2,000; 15,000; 15,000; 15,000; 8,600; 3,000 and 2,500
performance shares, respectively, by the Compensation Committee. The performance period for such awards began on January 1, 2001 and will continue through December 31, 2003. With respect to the 2001 performance shares awarded to Messrs. Kemp, Staples and Campbell, performance is the attainment of a ROE of 12.1% after tax which would result in such performance shares being fully earned ("Target"). At a ROE of 5.1% or less, no such performance shares would be earned ("Threshold") and at a ROE at or above 23%, 200% of such performance shares would be earned ("Maximum"). With respect to 50% of the 2001 performance shares awarded to Messrs. Byrne, Barrette and Ritchie, performance is the attainment of a ROE of 12.1% after tax as defined above. With respect to the remaining 50% of the 2001 performance shares awarded to these individuals, performance is the attainment of a OneBeacon core insurance operations Trade Ratio of 105%. OneBeacon's Trade Ratio is similar to an insurance company's combined ratio but has been modified to divide general operating expenses by earned premiums rather than written premiums. With respect to the Trade Ratio aspect of the attainment goals, at a Trade Ratio of 107% or more, no such performance shares would be earned ("Threshold") and at a Trade Ratio of 101% or less, 200% of such performance shares would be earned ("Maximum").

     With respect to 50% of the 2001 performance shares awarded to Mr. Gillespie, performance is the attainment of a ROE of 12.1% after tax as defined above. With respect to the remaining 50% of the 2001 performance shares awarded to Mr. Gillespie, "Target" performance is the attainment of a return on invested assets of 100 basis points over the applicable return on the applicable two-year United States treasury bill. With respect to the investment return aspect of the attainment goals, at an investment return equal to or less than the two-year treasury, no such performance shares would be earned ("Threshold") and at an investment return equal to or greater than 200 basis points over the two-year treasury, 200% of such performance shares would be earned ("Maximum").

     In 2001 the Named Executive Officers received Restricted Shares which vest approximately two years from the date of grant based on continuous service throughout such period. Restricted Shares awarded in February 2001 (vesting December 2002) to Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were 5,000; 0; 0; 3,750; 0; 1,000 and 1,000 shares, respectively. Restricted Shares awarded in June 2001 (vesting June 2003) to Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell were 1,000; 4,000; 25,000; 17,000; 1,000; 3,000 and 3,000 shares, respectively.

     Messrs. Kemp, Gillespie, Byrne, Barrette, Ritchie, Staples and Campbell had, pursuant to a 1999 grant, 9,000; 0; 0; 6,000; 0; 2,000 and 2,000 performance shares eligible for payout, respectively, subject to the attainment of a 13% target ROE. During the 1999 to 2001 performance period, the Company attained a ROE of 28.2% calculated in accordance with the Incentive Plan. In light of the excellent ROE attained during the performance period, the Compensation Committee determined that 200% of such performance shares were fully earned on February 27, 2002. The dollar value of such performance shares earned are included in the Summary Compensation Table.

ROBERT P. COCHRAN, CHAIRMAN
PATRICK M. BYRNE
FRANK A. OLSON
JOSEPH S. STEINBERG
ARTHUR ZANKEL

                          REPORT OF THE AUDIT COMMITTEE

     In connection with audit of the Company's financial statements for the year ended December 31, 2001, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the Independent Auditor the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with the Independent Auditor the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the Audit Committee has determined its Independent Auditor to be independent and have recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the Members at the 2002 Annual Meeting.

     The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary. The Audit Committee Charter was furnished to the Company's Members in its 2001 Proxy Statement.

HOWARD L. CLARK JR., CHAIRMAN
FRANK A. OLSON
JOSEPH S. STEINBERG
ARTHUR ZANKEL

          FEES BILLED BY THE COMPANY'S INDEPENDENT AUDITOR FOR SERVICES
                                PERFORMED IN 2001

AUDIT FEES. Aggregate fees billed for the 2001 audit of the Company's financial statements including quarterly reviews totalled $1,637,900.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No such services were performed during 2001.

ALL OTHER FEES. Aggregate fees billed for all other services performed in 2001 totalled $4,026,800. These fees related primarily to: (i) tax compliance and consulting services for existing companies and consulting and tax structuring services relating to acquisition activities, (ii) information technology feasibility studies and (iii) audit services related to capital raising activities.

                               MEMBER RETURN GRAPH

     The following graph shows the five-year cumulative total return for a Member who invested $100 in Common Shares (NYSE symbol "WTM") as of the close of business on December 31, 1996, assuming re-investment of dividends. Cumulative returns for the five-year period ended December 31, 2001 are also shown for the Standard & Poor's 500 Stocks (Property & Casualty) Capitalization Weighted Index ("S&P P&C") and the Standard & Poor's 500 Stocks Capitalization Weighted Index ("S&P 500") for comparison.

     As stated herein, White Mountains' various compensation plans are based on its growth in its economic value which is believed to be a conservative proxy for its intrinsic business value. The Company's long-term goal is to maximize its intrinsic business value per Common Share which will, in turn, affect its market value per Common Share.

                  [CHART OF FIVE-YEAR CUMULATIVE TOTAL RETURN]

                      1997        1998        1999       2000        2001
WTM                 $127.3      $149.1      $129.8     $346.1      $378.7
S&P P&C              145.5       135.4       100.9      157.1       144.5
S&P 500              133.4       171.5       207.6      188.7       166.2

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION IN COMPENSATION DECISIONS

     The Company notes certain relationships and transactions pertaining to Messrs. Clark, George Gillespie and Zankel who are Members of the Compensation Committee and/or the Human Resources Committee. See "Certain Relationships and Related Transactions."

CERTAIN FILINGS UNDER SECTION 16

     Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of Common Shares, the Executive Officers, Directors and greater than 10% Members are believed to have filed all reports required under Section 16 on a timely basis during 2001.

                                   PROPOSAL 2

        ELECTION OF DIRECTORS OF FUND AMERICAN REINSURANCE COMPANY, LTD.
                              ("FUND AMERICAN RE")

     Bye-law 77 of the Company provides that the boards of directors of any wholly-owned subsidiary of the Company incorporated under the laws of Bermuda, such as Fund American Re, or any other company designated by the Board, be elected by the Company's Members.

     Proposal 2 calls for the election of Messrs. Kemp, Fass, Anders Henriksson (President of Fund American Re) and Ms. Sheila E. Nicoll, (President and Chief Executive Officer of Olympus Re Holdings, Ltd, a reinsurance company organised under the laws of Bermuda) to the board of directors of Fund American Re. The proposal also calls for the election of Ms. Elinor M. Lucas (an associate of Conyers, Dill & Pearman, the Company's Bermuda counsel) as an alternative to any one or more of the directors of Fund American Re.

     Messrs. Kemp, Fass and Henriksson and Ms. Lucas will not receive any compensation for their services as a director of Fund American Re. Ms. Nicoll is expected to receive an annual director retainer of $5,000. Biographical information relating to Messrs. Kemp and Fass is presented under Proposal 1 "Election of the Company's Directors."

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 WHICH CALLS FOR THE ELECTION OF THE DIRECTORS OF FUND AMERICAN RE.

                                   PROPOSAL 3

   ELECTION OF DIRECTORS TO ANY NEW NON- UNITED STATES OPERATING SUBSIDIARIES

     Bye-law 77 of the Company provides that the boards of directors of any wholly-owned subsidiary of the Company which is incorporated under the laws of Bermuda, or any other company designated by the Board, be elected by the Company's Members.

     Proposal 3 calls for the election of Messrs. Kemp and Fass to any wholly-owned, non-United States operating subsidiary that may be formed by the Company in the future. Messrs. Kemp and Fass will not receive any compensation for their services as a director of any newly-formed, non-United States company. Biographical information relating to Messrs. Kemp and Fass is presented under Proposal 1 "Election of the Company's Directors."

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3 WHICH CALLS FOR THE ELECTION OF MESSRS. KEMP AND FASS TO ANY NEW NON-UNITED STATES OPERATING SUBSIDIARIES.

                                   PROPOSAL 4

               APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITOR

     Subject to Member approval, the Audit Committee of the Board has appointed PricewaterhouseCoopers ("PwC") as White Mountains' Independent Auditor for 2002. Representatives from PwC will attend the 2002 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

     PwC has served as the Company's Independent Auditor for three years, as Folksamerica's Independent Auditor for more than 20 years, and as OneBeacon's Independent Auditor for more than 25 years.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4 APPROVING THE APPOINTMENT OF PWC AS WHITE MOUNTAINS' INDEPENDENT AUDITOR FOR 2002.

                                  OTHER MATTERS

MANNER OF VOTING PROXIES

     Common Shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the Common Shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this Proxy Statement.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2002 Annual Meeting.

VOTES REQUIRED FOR APPROVAL

     The proposals require the affirmative vote of a majority of the voting power held by holders of Common Shares present at the 2002 Annual Meeting, in person or by proxy, provided a quorum is present.

INSPECTORS OF ELECTION

     EquiServe Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500, has been appointed as Inspectors of Election for the 2002 Annual Meeting. Representatives of EquiServe will attend the 2002 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

COSTS OF SOLICITATION

     The solicitation of proxies will be made primarily by mail, however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Exchange Act of 1934. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON REQUEST AND WITHOUT CHARGE, COPIES OF ALL DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY REQUESTED) FILED BY THE COMPANY WITH THE SEC. Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., 28 Gates Street, White River Junction, Vermont, 05001, telephone number
(802) 295-4500. Additionally, all such documents are available at the Company's registered office at Clarendon House, 2 Church Street, Hamilton, HM DX Bermuda.

OFFICES OF THE COMPANY

     The Company's headquarters is located at Crawford House, 23 Church Street, Hamilton, HM 11, Bermuda (with a mailing address of 12 Church Street, Suite 322, Hamilton HM 11, Bermuda), its principal executive office is located at 28 Gates Street, White River Junction, Vermont, 05001, and its registered office is located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda.

www.whitemountains.com

     All reports, including press releases, SEC filings and other information relating to White Mountains are available for viewing or download at our website.

PROPOSALS BY MEMBERS FOR THE 2003 ANNUAL MEETING OF MEMBERS

     Member proposals (other than those proposals to nominate persons as directors) must be received in writing by the Secretary of the Company no later than December 31, 2002 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company's proxy statement relating to the Annual Meeting to be held in 2003.

     By Order of the Board of Directors,

     DENNIS P. BEAULIEU, Corporate Secretary
     March 22, 2002

PROXY

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

     THE COMPANY FOR THE ANNUAL GENERAL MEETING TO BE HELD MAY 20, 2002

The undersigned hereby appoints K. Thomas Kemp and Gordon S. Macklin, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2002 Annual General Meeting of Members to be held May 20, 2002, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. If no directions are given, the proxies will vote FOR the election of the Company's directors, FOR the election of Fund American Re's directors, FOR the election of the directors of any new non-United States subsidiary and FOR the approval of the appointment of PricewaterhouseCoopers as Independent Auditor for 2002, and at their discretion on any other matter that may properly come before the meeting.

Your vote for the election of the Company's directors may be indicated on the reverse side. The following directors are being nominated at this meeting for election to terms ending in 2005.

  John J. Byrne   George J. Gillespie, III Frank A. Olson
  Mark J. Byrne   John D. Gillespie

Your vote for the election of Fund American Re's directors may be indicated on the reverse side. The following directors are being nominated to serve until their resignation or removal from office.

  K. Thomas Kemp  Anders Henriksson     Elinor M. Lucas (alt.)
  Steven E. Fass  Sheila E. Nicoll

Your vote for the election of the directors of any new non-United States subsidiary may be indicated on the reverse side. The following directors are being nominated to serve until their resignation or removal from office.

  K. Thomas Kemp  Steven E. Fass

                          (Change of address/comments)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o EquiServe Trust Company, Post Office Box 8085, Edison, New Jersey 08818-9052.
                                                                    SEE REVERSE
        PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE     SIDE

X    Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the election of the Company's directors, FOR the election of Fund American Re's directors, FOR the election of the directors of any new non-United States subsidiary, and FOR the approval of the appointment of PricewaterhouseCoopers as Independent Auditor for 2002.

------------------------------------------------------------------------------------------------------------------------------------
     The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4.
------------------------------------------------------------------------------------------------------------------------------------
              FOR  WITHHELD                     FOR  WITHHELD                    FOR  WITHHELD                  FOR  AGAINST ABSTAIN
1. Election                 2. Election of                    3. Election of the               4. Approval of
   of Company  / /    / /      directors of     / /    / /       directors of    / /    / /       Independent   / /    / /     / /
   directors                   Fund American Re                  any new non-US                   Auditors
                                                                 subsidiary

FOR, except vote withheld(?)   FOR, except vote withheld      FOR, except vote withheld from  Change of Address
the following nominee(s)       from the following nominee(s): the following nominee(s):
                                                                                              Comments on Reverse Side  / /
----------------------------   ------------------------------ -------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                              The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

                              Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              -------------------------------------------------

                              -------------------------------------------------
                              SIGNATURE(S)                             DATE